EMPLOYMENT AGREEMENT


         AGREEMENT, dated February __, 1999 and made effective as of the 1st day of January 1999, among Carlyle Industries, Inc., a Delaware corporation having its principal office at One Palmer Terrace, Carlstadt, New Jersey 07072 (the "Corporation"), and Robert Levinson residing at 1035 Fifth Avenue, New York, NY 10028 (the "Executive").


                              W I T N E S S E T H:

         WHEREAS, the Corporation wishes to employ the Executive and Executive wishes to accept employment by the Corporation.

         WHEREAS, this Agreement is intended to help assure a continuing dedication by the Executive to his duties to the Corporation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be mutually bound, hereby agree as follows:

         1.       EMPLOYMENT AND DUTIES.

                  (a) The Corporation hereby employs the Executive, and the Executive hereby agrees to serve, as the Chairman of the Board of Directors of the Corporation ("Chairman") and to perform such duties as may from time to time be appropriate to and consistent with the By-Laws of the Corporation and his position as the Chairman of the Corporation.

                  (b) The Executive agrees to devote that portion of his business time to the business and affairs of the Corporation as is reasonably necessary for the performance of his duties hereunder.

                  (c) As used in this Agreement, the term "Affiliate" means a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person referred to.

                  (d) The Executive agrees to accept the payments to be made to him under this Agreement as full and complete compensation

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for the services required to be performed by him under this Agreement.

                  (e) The Executive shall not be required to relocate permanently more than 60 miles from his current residence. The Executive acknowledges, however, that significant domestic and international travel may be required as part of his duties hereunder; and the Executive agrees to undertake such travel as may be reasonably required by the business of the Corporation from time to time.

         2.       TERM.

                  This Agreement shall commence on January 1, 1999 and shall continue for a period of one year (the "Term of Employment"). The Term of Employment shall be automatically renewed annually, unless the Executive or the Corporation gives not less than thirty (30) days written notice to the other at any time after December 1, 1999.

         3.       COMPENSATION.

                  (a) The Corporation agrees to pay the Executive a base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum (the "Base Salary"), payable in accordance with the Corporation's payment practices with respect to its executive officers as such practices may exist from time to time, or in such other manner as mutually agreed upon by the parties hereto. The Corporation agrees to review the Salary of the Executive on or about each January 1 during the Term of Employment; but nothing herein shall be deemed to obligate the Corporation to increase the Salary at any such time or at any other time. In no event shall the Corporation decrease the Salary without the consent of the Executive.

                  (b) All compensation pursuant to this Agreement shall be subject to reduction by the amount of all applicable withholding, social security and other similar Federal, state and local taxes and deductions.

                  (c) This Agreement shall not be deemed abrogated or terminated if the Corporation, in its discretion, shall determine to increase the compensation of the Executive for any period of time, or if the Executive shall accept such increase, but nothing shall be deemed to obligate the Corporation to make such increase.

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         4.       FRINGES.

                  (a) The Corporation shall reimburse the Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate vouchers therefor in accordance with the Corporation's general practice.

                  (b) The Corporation shall have the right from time to time to purchase, modify or terminate insurance policies on the life of the Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in its sole discretion.

         5.       TERMINATION.

                  Notwithstanding any provision of this Agreement to the contrary, the Executive's employment hereunder may be terminated prior to the expiration of the Term of Employment under the following circumstances:

                           (i)      In the event of the death or adjudicated
incompetency of the Executive during the Term of Employment, this Agreement and all benefits payable hereunder shall terminate on the last day of the month in which such death or adjudication of incompetency of the Executive shall occur.

                           (ii)     If the Executive, because of illness, injury
or other incapacitating condition, is unable to perform the services required to be performed by him under this Agreement for a period or periods aggregating more than one hundred twenty (120) days in any twelve (12) consecutive months or for a period of one hundred twenty (120) consecutive days during the Term of Employment, then the Board of Directors of the Corporation, in its sole discretion, may terminate this Agreement by giving notice thereof to the Executive and this Agreement and all benefits payable hereunder shall terminate upon the date of such notice.

                           (iii)    The Corporation may terminate the
Executive's employment at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean: (v) gross negligence of the Executive in the performance of his duties which has a material adverse effect on the Corporation, (w) willful neglect of his duties, (x) dishonesty on the part of the Executive, (y) willful disobedience

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or material breach by the Executive of any of the Corporation's written rules, instructions or orders (as are consistent with generally accepted good corporate practices and will not unreasonably interfere with the Executive's authority to operate the Business as set forth in Section 1(a) hereof) or (z) the Executive's willful and material breach of any of the covenants in Sections 1 and 9 hereof contained. Any termination of the Executive's employment for Cause as defined in the preceding clauses (w), (y) and (z) shall be on thirty (30) days prior written notice and then only if within such thirty (30) days period the Cause for such termination continues substantially unabated; provided, however, that the Executive shall be entitled to only one such thirty (30) day notice for each Cause specified in such notice. Nothing in this Agreement shall be deemed to justify termination of the Executive's employment by the Corporation for Cause solely because the Corporation is dissatisfied with the quality of the Executive's performance of his duties hereunder. The Corporation shall in all cases have the burden of proving all facts and circumstances sufficient to justify termination for Cause.

                           (iv)     Upon any termination of the Executive's
employment under paragraphs (i), (ii) or (iii) above, the Executive shall be entitled to receive solely the amount to be paid or provided by the Corporation under paragraph 3(a) of this Agreement up to the date of such termination.

         6.       TERMINATION WITHOUT CAUSE.

                  In the event that the Corporation terminates the Executive's employment hereunder other than for Cause (in which event Section 5 shall apply), the Corporation shall, notwithstanding such termination, in consideration for all the undertakings and covenants of the Executive contained herein, continue to pay the Executive the Base Salary for a period equal to the remainder of the Term of Employment (assuming the Executive's employment had not terminated) in accordance with the same payment schedule as would have been applicable if Executive had been employed by the Corporation during such period.

         7.       PARACHUTE PAYMENT UPON CHANGE IN CONTROL.

                  In the event of a Change in Control of the Corporation ("Change in Control"), without the written consent of the Executive, at any time during the Term of Employment and the

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executive's employment with the business now operated by the company terminates for any reason other than "discharge for cause", whether voluntarily at the election of the executive or for any other reason, including constructive discharge within 180 days after date of the Change of Control, the Corporation will pay to the Executive as compensation for services rendered, beginning not later than the fifth business day following completion of the "Parachute Procedure" (as hereinafter defined) if the Corporation elects to follow such procedure and not later than the fifteenth day after the date of the termination of employment otherwise:

                  (a) The Executive's Base Salary through the Date of the Change in Control for the fiscal year in which the Change in Control occurs in accordance with any arrangements then existing with the Executive and proportionate to the period of the fiscal year which has expired prior to the Change in Control; and

                  (b) A lump sum severance payment equal to 2.99 times the Executive's average annual compensation during the Base Period (as hereinafter defined) (subject to any applicable payroll or other taxes and charges required to be withheld computed at the rate for supplemental payments) provided that in no event shall "Total Payments" (as hereinafter defined) exceed 2.99 times the Executive's "Base Amount," as such term is defined in Section 280G of the Internal Revenue Code (the "Code"). The Executive's Base Amount shall be determined in accordance with temporary or final regulations promulgated under
Section 280G of the Code then in effect, if any. In the absence of such regulations, if the Executive was not employed by the Corporation (or any of its subsidiaries and other Affiliates within the meaning of Section 1504 of the Code or a predecessor of the Corporation) during the entire five calendar years (the "Base Period") preceding the calendar year in which the Change in Control of the Corporation occurred, the Executive's average annual compensation for the purposes of such determination shall be the lesser of (1) the average of the Executive's annual compensation for the complete calendar years during the Base Period during which the Executive was so employed or (2) the average of the Executive's annual compensation for both complete and partial calendar years during the Base Period during which the Executive was so employed, determined by annualizing any compensation (other than nonrecurring items) includible in the Executive's gross income for any partial calendar year or (3) the annual average of the Executive's total compensation for the Base Period during which the Executive was so employed, determined by dividing such total

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compensation by the number of whole and fractional years included in the Base
Period. Compensation payable to the Executive by the Corporation or any subsidiary or Affiliate or predecessor of the Corporation shall include every type and form of compensation includible in the Executive's gross income in respect of the Executive's employment by the Corporation or any subsidiary or Affiliate or predecessor of the Corporation, including compensation income recognized as a result of the Executive's exercise of stock options or sale of the stock so acquired, except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G of the Code and any temporary or final regulation promulgated thereunder, subject to the limitation stated in
Section 7 (c) below; and

                  (c) (i) Notwithstanding anything to the contrary contained herein, in the event that any portion of the aggregate payments and benefits (the "Total Payments") received or to be received by the Executive, whether paid or payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, a subsidiary or any other person or entity, would not be deductible in whole or in part by the Corporation, a subsidiary or by such other person or entity in the calculation of its Federal income tax by reason of Section 280G of the Code, the Total Payments payable shall be reduced by the least amount necessary so that no portion of the Total Payments would fail to be deductible by reason of being an "excess parachute payment."

                          (ii)      At the option of the Corporation, no
payments shall be made pursuant to this section until the procedure described in this Section 7 (c) (ii) is completed (the "Parachute Procedure"). If the Corporation elects to comply with such procedure, the Corporation shall cause its independent auditors to deliver to the Executive, within fifteen (15) days after the Date of the Change in Control, a statement which shall indicate whether payment to the Executive of the Total Payments would cause any portion of the Total Payment not to be deductible in whole or part in the calculation of Federal income tax by reason of Section 280G of the Code, or would cause, directly or indirectly, an "excess parachute payment" to exist within the meaning of Section 280G of the Code. Such statement shall set forth the value, calculated in accordance with the principles of Section 280G of the Code and any temporary or final regulations promulgated thereunder, of any non-cash benefits or any deferred or contingent payment or benefit payable pursuant to the terms of this Agreement or any other plan,

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arrangement or benefit, together with sufficient information to enable the
Employer to determine the payments that may be made to the Executive without resulting in a loss of deduction under Section 280G of the Code or an "excess parachute payment" to the Executive within the meaning of Section 280G of the Code. The Corporation warrants to the Executive the accuracy of all information and calculation supplied to the Executive in such statement. If such statement indicates that payment of the Total Payments would result in a loss of a deduction by reason of Section 280G of the Code or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the Code, the Executive shall, within thirty (30) days after receipt of the statement, deliver to the Corporation a statement indicating which of the payments and benefits specified in such auditor's statement the Executive elects to receive; provided, however, that the payments and benefits selected by the Executive shall not result in a loss of deduction under Section 280G of the Code or an "excess parachute payment" to the Executive within the meaning of Section 280G of the Code and, provided, further, however, that if the Corporation does not comply with the Parachute Procedure, it shall deliver the payments required by this
Section 7 within fifteen (15) days after the Date of the Change in Control. Delivery of the statement by the Executive to the Corporation shall constitute completion of the Parachute Procedures; and

                  (d) The Corporation shall contest any improper assessment of an excise or other tax imposed as a result of determination that an "excess parachute payment" has been made to the Executive within the meaning of Section 280G of the Code. If it is established pursuant to a final determination of a court of competent jurisdiction or an Internal Revenue Service proceeding that an "excess parachute payment" does in fact exist, within the meaning of Section 280G of the Code, then the Executive shall pay to the Corporation, upon demand, an amount not to exceed the sum of (i) the excess of the aggregate Total Payments over the aggregate Total Payments that would have been paid without any portion of such payment being deemed an "excess parachute payment" within the meaning of Section 280G of the Code and (ii) interest on the amount set forth in clause (i) above at the applicable federal rate specified in Section 1274(d) of the Code from the date of receipt by the Executive of such excess until the date of such repayment.

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                  (e)     For purposes hereof, a "Change in Control" of the
Corporation shall be deemed to have occurred upon and only upon the occurrence of any of the following events:

                          (i)       A change in control of the direction and
administration of the Corporation's business of a nature that if any securities of the Corporation were registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would be required to be reported in response to
(a) Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or (b) Item 1(a) of Form 8-K under the Exchange Act as each is in effect on the date hereof and any successor provision of such regulations under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements provided that a distribution by Noel of the Corporation's preferred stock owned by it to is stockholders, or any other disposition of such preferred stock by Noel Group, Inc. ("Noel"), as described in Section 7(e)(iv) shall not be deemed a Change in Control; or

                          (ii)      Any "person" or "group" not including the
Executive or members of his family (as such term is used in connection with Section 13(d) and 14(d)(2) of the Exchange Act) but excluding any employee benefit plan of the Corporation or any "affiliate" or "associate" of the Corporation (as defined in Regulation 12b-2 under the Exchange Act) (A) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors or (B) acquires by proxy or otherwise 50% or more of the combined voting securities of the Corporation having the right to vote for the election of directors of the Corporation, for any merger or consolidation of the Corporation, for the election of Directors, or for any other matter; or

                          (iii)     During any period of twenty-four (24)
consecutive months, the individuals who at the beginning of such period constitute the Board of Directors of the Corporation or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

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                          (iv)      Noel shall sell, transfer or assign to, or
enter into an agreement to sell, transfer or assign, with any person, not an affiliate of Noel Group, Inc. that number of shares of the Corporation's preferred stock which constitutes more than fifty percent (50%) of the combined voting rights of the Corporation's preferred stock and common stock; or

                          (v)       There shall be consummated (A) any
consolidation, merger or recapitalization of the Corporation or any similar transaction involving the Corporation, whether or not the Corporation is the continuing or surviving corporation, pursuant to which shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation or (C) the adoption of a plan of complete liquidation of the Corporation (whether or not in connection with the sale of all or substantially all of the Corporation's assets ) or a series of partial liquidations of the Corporation that is DE JURE or DE FACTO part of a plan of complete liquidation of the Corporation; provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, or a transaction solely for the purpose of reincorporating the Corporation in another jurisdiction, shall not constitute a "Change in Control"; or

                          (vi)      The Board of Directors of the Corporation
shall approve any merger, consolidation or like business combination or reorganization of the Corporation, the consummation of which would result in the occurrence of any event described in Section 8 (e) (i), (ii) or (v) above.

                          (vii)     For purposes of Section 8 (e) (iii),
"Continuing Directors" shall mean the directors of the Corporation in office on the date hereof and any successor to any such director and any additional director who after the date hereof (A) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and

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(B) who is not an "affiliate" or "associate" (as defined in Regulation 12b-2 under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Corporation's outstanding securities then entitled ordinarily to vote for the election of directors.

         8.       EXECUTIVE'S COVENANTS.

                  (a) The Executive acknowledges that (i) the Business involves researching, designing, developing, acquiring, assembling, packaging, selling and distributing buttons and a variety of other products; (ii) the Business is conducted in the United States and marketed in the United States and elsewhere, and (iii) his work for the Corporation has heretofore given him, and will continue to give him, trade secrets of and confidential information concerning the Business and the Corporation; (iv) the agreements and covenants contained in this Section 8 are essential to protect the Business and goodwill of the Corporation; and (v) he has means to support himself and his dependents other than by engaging in the Business and the provisions of this Section 8 will not impair such ability. Accordingly, the Executive covenants and agrees, as follows:

                          (i)       During the Term of Employment (as defined
below), the Executive shall not in the United States or elsewhere, directly or indirectly, (i) engage in any business competitive with the Business or market any products or services competitive with any products or services which were in development, developed, manufactured and/or sold by the Business within five years prior to the date hereof or any product or services which are in development, developed, manufactured and/or sold by the Business at any time during that portion of the Term of Employment that the Executive is employed by the Corporation (the "Competitive Products") for his own account; (ii) enter the employ of, or render any services to, any person engaged in such activities; or
(iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, he may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if he is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 1% or more of any class of securities of such person.

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                          (ii)      During and after the Term of Employment, the
Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters of the Corporation and its subsidiaries and other Affiliates, including, without limitation, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Corporation or any of their Affiliates in connection with the Business, learned by him heretofore or hereafter, unless such confidential matters become known to the public through no fault of the Executive; nor may he exploit for his own benefit or the benefit of others personal relationships with customers or suppliers of the Corporation or any of their Affiliates in connection with the Business, formed heretofore or hereafter in connection with any product competitive with the Competitive Products. Notwithstanding the foregoing, customer lists of the Corporation and their subsidiaries and other Affiliates cease to be confidential information upon the termination of the Executive's employment by the Corporation without cause prior to the expiration of the Term of Employment.

                          (iii)     All memoranda, notes, lists, records and
other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to him relating to the Corporation or the Business, are and shall be the property of the Corporation and shall be delivered to the Corporation promptly upon the termination of his employment with the Corporation or at any other time on request.

                          (iv)      During the Term of Employment and for a
period of one year thereafter, the Executive shall not, directly or indirectly, hire or solicit any employee of the Corporation, any one who was an employee of the Corporation or any of their Affiliates in connection with the Business, at any time during the Term of Employment or the two years immediately preceding the termination of the Term of Employment, or encourage any current employee of the Corporation to leave such employment.

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                          (v)       During the Term of Employment, the Executive
shall not, directly or indirectly, hire or solicit in connection with any Competitive Product any consultant or sales representative then, or at any time during the Term of Employment or two years immediately preceding the termination of the Term of Employment, doing business with the Corporation or any of their Affiliates in connection with the Business, or encourage any such current consultant or sales representative to terminate such relationship.

                  (b) If such Executive breaches, or threatens to commit a breach of, any of the provisions of Section 8 (a) (the "Restrictive Covenants"), the Corporation shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Corporation under law or in equity:

                          (i)       The right and remedy to have the Restrictive
Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Corporation and that money damages would not provide an adequate remedy to the Corporation.

                          (ii)      The right and remedy to require the
Executive to account for and pay over to the Corporation all compensation, profits or other benefits derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants.

                          (iii)     The Term of Employment shall be extended for
a period equal to the period Executive has been found by a court of competent jurisdiction or arbitrator to have been in violation of the applicable Restrictive Covenant which extension shall begin to run after the date of entry of final judgment enforcing such provision and the time for appeal has lapsed.

                  (c) The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. The Executive acknowledges and agrees that the Restrictive Covenants are intended to be supplemental and additional to, and not in derogation of, any property rights the Corporation may have. If any court determines that any of the Restrictive Covenants, or any

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part thereof, is invalid or unenforceable, the remainder of the Restrictive
Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  (d) If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                  (e) The Executive intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Corporation and the Executive that such determination not bar or in any way affect the Corporation's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         9.       NOTICES.

                  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered or sent by registered or certified mail, postage prepaid, and addressed as set forth below:

         (a)      If to Corporation:    Carlyle Industries, Inc.
                                        One Palmer Terrace
                                        Carlstadt, New Jersey  07072
                                        Attention:  Ed Cooke, CFO

         (b)      with a copy to:       Bryan Cave LLP
                                        245 Park Avenue
                                        New York, New York 10167
                                        Attention:  Peter A. Eisenberg

         (c)      If to Executive:      Robert Levinson
                                        1035 Fifth Avenue
                                        New York, NY  10028

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Any such notice shall be effective upon receipt. Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

         10.      ENTIRE AGREEMENT.

                  This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof. It may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         11.      WAIVERS.

                  The waiver by the Corporation of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any other or subsequent breach by the Executive.

         12.      GOVERNING LAW.

                  This Agreement shall be subject to, and be governed by, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof.

         13.      BINDING EFFECT.

                  The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor to the Corporation or to the Business. Neither this Agreement nor any rights or obligations of the Executive hereunder shall be transferable or assignable by the Executive.

         14.      ATTORNEYS' FEES.

                  If there is any litigation or arbitration arising out of this Agreement, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees and expenses and court costs incurred in such litigation or arbitration.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

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         The payment and performance of all of the Corporation's obligations hereunder are hereby fully and unconditionally guaranteed by the Corporation.


                                              CARLYLE INDUSTRIES, INC.

                                              By
                                                --------------------------------
                                                 Chief Financial Officer


AGREED TO AND ACCEPTED as of the date of the signature below.


/s/ ROBERT LEVINSON
    ------------------------------
    Robert Levinson, Executive

Dated:________________________

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